Exhibit 99.1

Qualcomm Contacts:

Pete Lancia, Corporate Communications

Phone: 1-858-845-5959

Email: corpcomm@qualcomm.com

John Sinnott, Investor Relations

Phone: 1-858-658-4813

Email: ir@qualcomm.com

Qualcomm Initiates $16 Billion Accelerated Share Repurchase

SAN DIEGO — September 13, 2018 — Qualcomm Incorporated (NASDAQ: QCOM) today announced that it has entered into accelerated share repurchase agreements (ASR Agreements) with each of Bank of America, N.A., Citibank, N.A. and Morgan Stanley & Co. LLC to repurchase an aggregate of $16 billion of Qualcomm’s common stock, with an initial delivery to Qualcomm of approximately 178 million shares in the aggregate. The final number of shares to be repurchased will be based on the volume-weighted average price of Qualcomm’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. Qualcomm is funding the accelerated share repurchase with existing cash resources.

“We are pleased to initiate this significant accelerated share repurchase as we continue to execute on our previously announced $30 billion stock repurchase program,” said Steve Mollenkopf, CEO of Qualcomm Incorporated. “We remain on track to complete a large majority of the announced program by the end of fiscal 2019. The Board and the management team remain committed to returning capital to stockholders while we also continue to invest to create longer term stockholder value.”

BNP Paribas Securities Corp. acted as structuring adviser to Qualcomm on the transaction.

About Qualcomm

Qualcomm invents breakthrough technologies that transform how the world connects, computes and communicates. When we connected the phone to the Internet, the mobile revolution was born. Today, our inventions are the foundation for life-changing products, experiences, and industries. As we lead the world to 5G, we envision this next big change in cellular technology spurring a new era of intelligent, connected devices and enabling new opportunities in connected cars, remote delivery of health care services, and the IoT — including smart cities, smart homes, and wearables. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, our QCT semiconductor business. For more information, visit Qualcomm’s website, OnQ blog, Twitter and Facebook pages.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts, including but not limited to statements regarding the amount, timing or manner of anticipated stock repurchases under Qualcomm’s $30 billion stock repurchase program, are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.